Exhibit 43

CONFIDENTIAL TREATMENT REQUESTED

UNDER RULE 24b-2 under the

SECURITIES EXCHANGE ACT OF 1934;

17 C.F.R. § 240.24b-2;

5 U.S.C. § 552(b)(4);

17 C.F.R. §§ 200.80(b)(4) and 200.83

[***] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST THAT IS

FILED SEPARATELY WITH THE COMMISSION

STRICTLY PRIVATE & CONFIDENTIAL

SECOND AMENDMENT TO CONFIRMATION

Deutsche Bank

Deutsche Bank AG, London Branch
Winchester house
1 Great Winchester St, London EC2N 2DB
Telephone: 44 20 7545 8000

c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
Telephone: 212-250-5977
Facsimile: 212-797-8826

Date: June 23, 2008

Infinity World Investments LLC

c/o Dubai World

Emirates Towers, Level 47

Sheikh Zayed Road

Dubai, United Arab Emirates

Infinity World (Cayman) L.P.

c/o Dubai World

Emirates Towers, Level 47

Sheikh Zayed Road

Dubai, United Arab Emirates

Re: Forward/Swap Transaction

Dear Sirs:

The purpose of this amendment (the “Second Amendment”) is to amend certain terms of the Amended and Restated Confirmation entered into on April 21, 2008 among Deutsche Bank AG, London Branch (“Party A”), Infinity World Investments LLC, a Nevada limited liability company (“Party B-1”) and Infinity World (Cayman) L.P., a Cayman Islands exempted limited partnership (“Party B-2” and together with Party B-1,

“Party B” or the “Counterparties” and each, a “Counterparty”) (the “Amended and Restated Confirmation”).

Concurrently with the entry into this Second Amendment , the Counterparties have entered into substantially similar amendments (collectively, the “Other Amendments”) with each of Credit Suisse International and The Royal Bank of Scotland plc (collectively, the “Other Dealers”) on substantially similar documentation as this Second Amendment.

The parties hereto agree as follows:

Amendment. The Additional Termination Event under Part 1(j)(iii) of the Amended and Restated Confirmation is amended to read as follows:

“the official closing price per Shares on the Exchange (the “closing price”) on any day is less than [***];”

For the avoidance of doubt, the specified dollar amount appearing above shall be subject to Calculation Agent Adjustment pursuant to Section 11.2 of the Equity Definitions.

Limited Waiver. At the request of the Counterparties, Party A hereby waives any default which existed under Part 1(j)(iii) of the Amended and Restated Confirmation prior to the effectiveness of the amendment described herein. The waiver granted hereby shall be limited precisely as written, and shall not extend to any default under any other provision of the Amended and Restated Confirmation.

Defined Terms. Unless otherwise specifically defined herein, each term used herein which is defined in the Amended and Restated Confirmation has the meaning assigned to such term in the Amended and Restated Confirmation.

Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Effectiveness. This Second Amendment shall become effective on the date hereof.

[***] Confidential Treatment Requested.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Second Amendment enclosed for that purpose and returning it to us.

Confirmed as of the date first written	Sincerely yours,

/s/ Chris O’Donnell	/s/ Lee Frankenfield
Name: Chris O’Donnell	Name: Lee Frankenfield
Title: President	Title: Managing Director

/s/ Abdul Wahid A. Rahim Al Ulama	/s/ Andrea Leung
Name: Abdul Wahid A. Rahim Al Ulama	Name: Andrea Leung
Title: Secretary	Title: Managing Director
For and on behalf of Infinity World Investments LLC	For and on behalf of Deutsche Bank AG, London Branch

/s/ Abdul Wahid A. Rahim Al Ulama	/s/ Lee Frankenfield
Name: Abdul Wahid A. Rahim Al Ulama	Name: Lee Frankenfield
Title: Director	Title: Managing Director
For and on behalf of Infinity World (Cayman) L.P., acting by Infinity World (Cayman) Holding, its general partner

/s/ Andrea Leung
Name: Andrea Leung
Title: Managing Director
For and on behalf of Deutsche Bank Securities Inc., acting solely as Agent in connection with the Transaction